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                                                                    EXHIBIT 3.15

                                     BY-LAWS
                                 WPC BRANDS, INC.
                                      F/K/A
                          WISCONSIN PHARMACAL CO. INC.

                                    ARTICLE I

                           OFFICES OF THE CORPORATION

          The principal office of the Wisconsin Pharmacal Co. Inc. shall be in the City and County of Milwaukee, State of Wisconsin, and the corporation may have such other offices as the Board of Directors may designate or as the business of the corporation may warrant from time to time, whether the offices be within or without the State of Wisconsin.

          The registered office of the corporation as required by the Wisconsin Statutes may be, but need not be identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

          SECTION 1 -- ANNUAL MEETING OF SHAREHOLDERS.

          The shareholders shall hold their annual meeting on the first Tuesday in the month of March for each year at the hour of 3:00 p.m. Such annual meetings shall be for the purpose of electing the Directors to serve the corporation for the ensuing year and also for the transaction of such other business as may come before the meeting. In the event that the Directors shall not be elected on the day designated for the annual meeting of shareholders, or any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of the shareholders as soon thereafter as can conveniently be done.

          SECTION 2 -- SPECIAL MEETINGS OF SHAREHOLDERS.

          Either the President or the Board of Directors may call special meetings of shareholders for any purpose or purposes whatsoever. Such special meetings shall be called by the President at any time when requested to do so by the shareholders owning not less than one-tenth of all the outstanding shares which may be entitled to vote at the meeting.

          SECTION 3 -- PLACE OF SHAREHOLDERS MEETINGS.

          The place of meeting for any annual or special meeting

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of the shareholders called by the Board of Directors may be designated by the
Board either within or without the State of Wisconsin. If all of the shareholders, who are entitled to vote at a meeting, shall sign a waiver of notice, they may designate any place, either within or without the State of Wisconsin, as a place of holding any such meeting. If there shall be no designation of a place for meeting made, or if a special meeting be otherwise called, the place of meeting shall be at the registered office of the corporation in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place which may be designated by vote of a majority of the shareholders present or represented at such meeting.

          SECTION 4 -- NOTICE OF SHAREHOLDERS' MEETINGS.

          Not less than ten nor more than fifty days prior to the date of the meeting, a written notice shall be delivered to all of the shareholders entitled to vote thereat, and such written notice shall state the place, day and hour of the meeting, and the purpose or purposes for which the meeting is to be called. Such notice may be delivered either personally or by mail by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. If such notice is mailed, it shall be deemed to have been delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the corporation, with the postage prepaid thereon.

          SECTION 5 -- CLOSING THE STOCK TRANSFER BOOKS OR
                       FIXING THE RECORD DATE.

          The Board of Directors of the corporation may provide that the stock transfer books of the corporation shall be closed for a stated period but never in excess of fifty days in order to determine which shareholders of the corporation may be entitled to notice of meetings or to vote at meetings of shareholders or to receive dividend payments or to make a determination of shareholders for any other proper purpose. If the stock transfer books shall be closed for any of the aforesaid purposes, they shall be closed for at least ten days immediately preceding any such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as a record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring any such determination of shareholders, is to be taken. In the event that the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of a meeting or

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entitled to vote at a meeting of shareholders, or shareholders entitled to receive the payment of any dividend, the close of business on the date on which such notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. Whenever a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall also apply to any adjournment of such meeting except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

          SECTION 6 -- VOTING LISTS OF SHAREHOLDERS.

          At least ten days before any meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made and arranged in alphabetical order with the address and the number of shares held by each shareholder, and such list shall be made by the officer or agent having charge of the stock transfer books for shares of the corporation. The said list shall be kept on file at the registered office of the corporation and subject to inspection by any of the shareholders at any time during usual business hours for a period of at least ten days prior to any such meeting. Upon the request of any shareholder entitled to vote at a meeting, such lists shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prime facie evidence as to the shareholders entitled to examine such lists or the transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not, however, effect the validity of any action taken at such meeting.

          SECTION 7 -- QUORUM OF SHAREHOLDERS.

          At any meeting of shareholders of the corporation a majority of the outstanding shares which are entitled to vote, whether represented in person or by proxy, shall constitute a quorum at such meeting. If less than a quorum of the outstanding shares are represented at a meeting, the majority of the shares which are represented may adjourn the meeting from time to time without further notice. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

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          SECTION 8 -- PROXIES OF SHAREHOLDERS.

          A shareholder entitled to vote may vote at any meeting of the shareholders by proxy appointed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy.

          SECTION 9 -- VOTING OF SHARES.

          At a meeting of shareholders, each outstanding share entitled to vote shall be entitled to one vote upon each matter which may be submitted at such meeting.

          SECTION 10 -- COMPANY'S SHARES NOT VOTED.

          Such shares of the corporation which may belong to it shall not be voted either directly or indirectly at any meeting and shall not be not be counted in determing the total number of outstanding shares at any given time. However, any shares which are held by this corporation in a fiduciary capacity may be voted and such shares shall be counted in determining the total number of outstanding shares at any given time.

          SECTION 11 -- SHARES HELD IN THE NAME OF ANOTHER CORPORATION.

          Any shares which are held in the name of another corporation may be voted either in person or by proxy, by the President of such corporation or any other officer who may be appointed by such President. Any proxy which has been executed by any principal officer of such other corporation holding stock of this corporation shall be conclusive evidence of the signer's authority to act, in the absence of any express notice to this corporation, given in writing to the secretary of this corporation, of the designation of some other person by the Board of Directors or the By-laws of such other corporation holding stock herein.

          SECTION 12 -- INFORMAL ACTION WHICH MAY BE TAKEN BY SHAREHOLDERS.

          Any action which may be required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action which was so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

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                                   ARTICLE III

                               BOARD OF DIRECTORS

          SECTION 1 -- GENERAL POWERS OF DIRECTORS.

          The Board of Directors shall manage all of the business and affairs of the corporation.

          SECTION 2 -- QUALIFICATIONS, NUMBER AND TERM OF DIRECTORS.

          There shall be four directors of the corporation, and each director shall hold office until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified. A director need not be a resident of Wisconsin nor a shareholder of the corporation.

          SECTION 3 -- REGULAR MEETINGS OF THE BOARD OF DIRECTORS.

          Immediately after the annual meeting of shareholders, or any adjourned session thereof, the Board of Directors shall hold its regular annual meeting at the same place, such meeting shall be held without any notice other than this By-law. Additional regular meetings may be held upon the adoption of a resolution by the Board of Directors without any notice other than such resolution, and the meetings may be held either within or without the State of Wisconsin.

          SECTION 4 -- SPECIAL MEETINGS OF DIRECTORS.

          The President, Secretary or any two directors of the corporation may call special meetings of the Board of Directors. Those authorized to call such special meetings of the Board of Directors may designate any place, either within or without the State of Wisconsin, as the place for holding any such special meeting of the Board which is called by them.

          SECTION 5 -- NOTICE OF SPECIAL MEETINGS.

          A written notice of any special meeting shall be delivered personally or mailed to each director at his home or business address at least forty-eight hours prior to the time set for such meeting. If such notice is mailed, it shall be deemed to have been delivered when deposited in the United States mail addressed as aforesaid with postage prepaid thereon. Any notice which is required to be given to any director by the By-laws or by the Articles of Incorporation or by the provisions of any Statute, may be waived in writing, signed at any time

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whether it be before or after the time of meeting, by the director who is entitled to such notice, and such waiver shall be deemed equivalent to the giving of such notice. When a director is in attendance at a meeting, such attendance shall constitute a waiver of the notice of the meeting, except in those instances where a director attends the meeting for the purposes of objecting to the transaction of any business at the meeting for the reason that such meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 6 -- QUORUM OF DIRECTORS.

          A majority of the number of the Board of Directors as fixed by these By-laws, shall constitute a quorum for the transaction of business at any meeting of such Board. If less than such quorum is present at a meeting of the Board of Directors, a majority of those directors who are present may adjourn the meeting from time to time without further notice.

          SECTION 7 -- REMOVAL OF DIRECTORS.

          The affirmative vote of a majority of the shares outstanding and entitled to vote for the election of directors may, at a special meeting of the shareholders called for that purpose, remove any director from office.

          SECTION 8 -- VACANCIES IN THE BOARD OF DIRECTORS.

          Any vacancy which may occur in the Board of Directors subsequent to any regular annual election or any vacancy created by an increase in the authorized number of Directors may be filled by the Board of Directors as such duly appointed directors shall serve until the next succeeding election. Such election of a director by the Board of Directors in an office shall be done by a majority of those Who are then in office even though they may constitute less than a quorum.

          SECTION 9 -- COMPENSATION OF DIRECTORS.

          Reasonable compensation of all directors for services to the corporation as such directors, officers or otherwise, may be established by an affirmative vote of a majority of the directors then in office, or the Board of Directors may delegate such authority to an appropriate committee.

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          SECTION 10 -- ASSENT OF DIRECTORS TO BE PRESUMED.

          A director of the corporation shall be presumed to have assented to any action taken at a meeting of the Board of Directors at which he is present unless his dissent shall be entered into the minutes of the meeting or unless he shall have filed a written dissent to such action with the person acting as secretary of the meeting before such meeting has been adjourned or shall have forwarded such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. No such right to dissent shall be available to a director who voted in favor of such action.

          SECTION 11 -- COMMITTEES OF DIRECTORS.

          A resolution adopted by an affirmative vote of the majority of the number of directors as fixed by these By-laws may designate one or more committees consisting of two or more directors on each committee, and such committees to the extent provided in the said resolution, as adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committees however shall have no authority in respect to the declaration of dividends to shareholders, the election of officers or the filling of vacancies in the Board of Directors or the appointment of any committees pursuant to this Section. Alternate members of any such committees may be elected by the Board of Directors, and such alternate committee members shall take the place of any absent member or members at any meeting of such committee when requested to do so by the President or the Chairman of the meeting. Each such committee shall fix its own rules governing the conduct of its activities and make such reports to the Board of Directors of its activities as the Board of Directors may from time to time require.

                                   ARTICLE IV

                                    OFFICERS

          SECTION 1 -- NUMBER OF OFFICERS.

          The Board of Directors shall elect the following principal offices of the corporation:

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                      A President
                      A Vice-President
                      A Secretary
                      A Treasurer

          Such other officers and assistant officers may be elected or appointed by the Board of Directors which the Board, in its discretion, may deem to be necessary for the efficient operation of the corporation. Any two or more offices may be held by the same person; except the offices of President and Secretary and the offices of President and Vice-President.

          SECTION 2 -- TERM OF OFFICE AND ELECTION OF OFFICERS.

          The officers of the corporation shall be elected annually by the Board of Directors at the annual meeting of such directors which is held immediately following the shareholders meeting. If the election of officers shall not be held at that meeting, such election shall be held as soon thereafter as conveniently may be possible. Each officer shall hold his office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner as provided in these By-laws.

          SECTION 3 -- REMOVAL OF OFFICERS.

          Whenever the Board of Directors deems that the best interests of the corporation will be served by such action, the Board may remove any officer or agent elected or appointed by it, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. However, election or appointment as an officer or agent in the corporation shall not of itself create any contract rights between the corporation and such officer or agent.

          SECTION 4 -- VACANCIES IN THE PRINCIPAL OFFICES.

          If, because of death, resignation, removal, disqualification, or otherwise, a vacancy shall occur in any of the principal offices of the corporation, such vacancy shall be filled by the Board of Directors for the unexpired portion of the term.

          SECTION 5 -- PRESIDENT OF THE CORPORATION.

          The principal executive officer of the corporation shall be the President. Such president shall be subject to the control of the Board of Directors and shall in general supervise and control all of the business and affairs of the corporation. If the president shall be present, he shall

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preside at all meetings of shareholders and all meetings of the Board of
Directors. He may sign, along with the Secretary or any other proper officer of the corporation who has been given such authority by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors have authorized to be executed or which the laws of Wisconsin may require, except in such cases where the signing and execution of any such documents be expressly delegated by the Board of Directors or these By-laws to someother officer or agent of the corporation, or shall be legally required to be otherwise signed and executed. The President shall perform all duties which are generally significant to the office of president and he shall also perform such other duties as may, from time to time, be prescribed by the Board of Directors.

          SECTION 6 -- VICE-PRESIDENT OF THE CORPORATION.

          In the event that the absence, death, inability or refusal to act by the President of the corporation, the Vice-President of the corporation shall perform the duties of the president, and when so acting, shall have all of the powers of and be subject to all of the restrictions placed upon the president. The Vice-President may sign along with the Secretary or an assistant secretary certificates for shares of the corporation. The Vice-President shall perform such other duties as the Board of Directors or the President of the corporation may, from time to time, assign to him.

          SECTION 7 -- SECRETARY OF THE CORPORATION.

          It shall be the duty of the Secretary of the corporation to perform the following:

                    (1) Keep the minutes of the shareholders and directors meetings and such corporate record books which may be provided therefor.

                    (2) To give or cause to be given in accordance with the provisions of these By-laws or requirements of law all notices by the corporation.

                    (3) To be the custodian of all of the corporate records and the seal of the corporation; and to cause the seal of the corporation to be affixed to all documents which are executed on behalf of the corporation pursuant to due authorization.

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                    (4)  Keep a list of the post office addresses of each
                         shareholder as furnished to the secretary by each shareholder.

                    (5) To sign with the President or the Vice-President all certificates for shares of the corporation which have been issued pursuant to the authority of a resolution adopted by the Board of Directors.

                    (6) To have general charge of the stock transfer books of the corporation.

                    (7) To generally perform all of the duties which are incident to the office of the Secretary of a corporation and such other duties as may be assigned to the Secretary by the President or the Board of Directors.

          SECTION 8 -- TREASURER OF THE CORPORATION.

          The Board of Directors may require that the Treasurer shall give a surety bond to the corporation in such amount and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall have the charge, custody, and responsibility for all of the funds and securities of the corporation. He shall further receive and give receipts for all monies due and payable to the corporation from any source whatsoever, and he shall deposit all such monies in the name of the corporation and such depositaries as shall be selected pursuant to these By-laws. The Treasurer shall further perform all of the duties incident to the office of the Treasurer of a corporation and such further duties as may be from time to time assigned to him by the President or Board of Directors.

          SECTION 9 -- SALARIES OF OFFICERS.

          The Board of Directors shall from time to time determine the salaries of the officers of the corporation. No officer of the corporation shall be precluded from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                CORPORATION CONTRACTS, LOANS, CHECKS AND DEPOSITS

          SECTION 1 -- CONTRACTS OF THE CORPORATION.

          Any officer or officers, agent or agents of the

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corporation may be authorized by the Board of Directors to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. The authorization so given may be either general or confined to specific matters.

          SECTION 2 -- LOANS OF THE CORPORATION.

          Unless authorized by or under authority of a resolution of the Board of Directors, no loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in the name of the corporation. The authorization shall be either general or confined to specific matters.

          SECTION 3 -- CHECKS OF THE CORPORATION.

          The officer or officers, agent or agents of the corporation who have been so authorized by a resolution of the Board of Directors shall sign all checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness which have been issued in the name of the corporation.

          SECTION 4 -- DEPOSITS OF THE CORPORATION.

          All funds of the corporation which are not otherwise employed shall be, from time to time, deposited to the credit of the corporation in such banks or depositaries as may be authorized by the Board of Directors.

                                   ARTICLE VI

                      SHARE CERTIFICATES OF THE CORPORATION
                                  AND TRANSFER

          SECTION 1 -- SHARE CERTIFICATES OF THE CORPORATION.

          The Board of Directors shall determine the form of the certificates representing the shares of the corporation. All such certificates, when issued, shall be signed by the President or Vice-President and Secretary of the corporation. The share certificates shall be consecutively numbered for the purposes of identification. The Secretary of the corporation shall cause to be entered on the stock transfer books of the corporation the name and address of the person to whom the share represented by a certificate has been issued, along with the number of shares and the date of issue. All certificates which have been surrendered to the corporation for transfer shall be cancelled, and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed or mutilated certificate,

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a new certificate may be issued therefor upon such terms and indemnity to the corporation as may be prescribed by the Board of Directors.

          SECTION 2 -- TRANSFER OF SHARE CERTIFICATES.

          The transfer of shares of the corporation shall be made only by the record holder thereof or his legal representative or attorney-in-fact under such circumstances showing the authority of the legal representative or attorney-in-fact who is the evidence of authority to be filed with the secretary of the corporation. Transfer of shares of the corporation shall be made only on the stock record books of the corporation upon surrender for cancellation of the certificate representing such shares. The person in whose name such shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The transfer of shares of the corporation shall be subject to the restrictions on the transfer which are hereinafter provided in these By-laws.

          SECTION 3 -- RESTRICTIONS ON TRANSFER OF SHARES.

          Shareholders of the corporation may enter into a stock purchase agreement between themselves which may effect restrictions on transfer of shares, and each share certificate shall contain a reference to this By-law as notice of such possible restrictions.

          SECTION 4 -- REGULATIONS ON SHARES.

          The Board of Directors of the corporation shall have the power and authority to make all such further rules and regulations not inconsistent with the Wisconsin Statutes as such Board of Directors may deem expedient and necessary concerning the issue, transfer and registration of such certificates representing shares of the corporation.

                                   ARTICLE VII

                         FISCAL YEAR OF THE CORPORATION

          The fiscal year of the corporation shall begin on the ___________ day of _____________ and end on the _____________ day of ______________________ in
each year.

                                  ARTICLE VIII

                          DIVIDENDS OF THE CORPORATION

          From time to time the Board of Directors may declare, the

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corporation may pay, dividends on the outstanding shares, of the corporation in such manner and upon such terms and conditions as provided by law and the Articles of incorporation.

                                   ARTICLE IX

                                 CORPORATE SEAL

          A corporate seal shall be provided by the Board of Directors of the corporation. Such corporate seal shall have the following words inscribed thereon: "Wisconsin Pharmacal Co. Inc., Corporate Seal, Wisconsin."

                                    ARTICLE X

                              AMENDMENTS TO BY-LAWS

          SECTION 1 -- AMENDMENTS BY DIRECTORS.

          The By-laws may, from time to time, be amended, repealed or new By-laws adopted by the vote of a majority of the members of the Board of Directors except for such By-laws which may have been adopted by the shareholders of the corporation.

          SECTION 2 -- AMENDMENTS BY SHAREHOLDERS.

          New By-laws may be adopted or these present By-laws amended or repealed by a majority vote of the shareholders of this corporation.

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